Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Form S-8 (No. 333-07377) (No. 333-73000) pertaining to the 1995 Stock Option Plans, in Registration Statement Form S-8 (No. 333-53400) pertaining to the Special Purpose Stock Option Plan, in Registration Statement Form S-8 (No. 333-73000) pertaining to the 2001 Employee Stock Purchase Plan, in Registration Statement Form S-8 (No. 333-73002) pertaining to the 2000 Stock Option Plan, in the Registration Statement on Form S-8 ( No. 333-152706) pertaining to the SPAR Group, Inc. 2008 Stock Compensation Plan, and in Registration Statement Form S-8 (No 333-72998) pertaining to the 2001 Consultant Stock Purchase Plan of SPAR Group, Inc. and with Respect to the December 31, 2008 consolidated financial statements of SPAR Group, Inc included in the Annual Report (Form 10-K), for the year ended December 31, 2008 of our report dated April 10, 2009 with respect to the financial statements of SPAR Solutions Merchandising Private Limited, as of December 31, 2008 and for the year ended December 31, 2008.

/s/ Nagesh Behl & Co.

New Delhi, India

April 13, 2009

Ex-3